EXHIBIT 10.11

                                MULTIFOODS

                   Division Long-Term Incentive Program

Overall Objective

* Create a long-term incentive (LTI) opportunity for division presidents and other key division executives tied to long-term division financial performance.


Incentive Opportunity

* A performance cash plan and stock option grants comprise the elements of the total long term incentive reward opportunity for key division management.

* The total payout opportunity has been structured to be competitive with executives at similar levels of responsibility and ranges from 25% to 50% of base salary annually.


Participation

* Participation will be limited to division presidents and other key division executives.

* Participation will be determined by the Chairman and CEO and approved by the Compensation Committee of the Multifoods Board of Directors.


Performance Period

* Divisional performance will be measured over a three (3) year period (FY '96 - FY '98).


Performance Measures and Standards

* There will be three performance measures used to assess divisional performance over the three-year period:

     -   Cumulative three-year operating earnings
     -   Distribution companies = 3rd year Return on Sales
         Manufacturing companies = 3-year Compound Sales Growth Rates (NAB, CC) Monaca = 3-year Cumulative Sales in U.S. $
     -   Cumulative three-year R.O.A.E (all except Monaca)

* Financial objectives established as targets must be met for the payout to be earned. There are no threshold or above target level payment opportunities. However, the earned payout may be reduced or increased based on Return On Average Equity performance.

*   Performance standards have been established for each division.

* The program is self-financing. The division must earn the incentive funds.


Plan Mechanics

*   The plan will be a performance cash plan and stock option grants..

*   The payments will be made:

     -   1/3 immediately (FY '98)
     -   1/3 after one year (FY '99)
     -   1/3 after two years (FY 2000)

* The Compensation Committee maintains the right to alter or terminate the plans at any time and will determine the form of payment, i.e. cash or stock.